UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2024

TSCAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40603	82-5282075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

830 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(857) 399-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TCRX	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2024 (the “Effective Date”), TScan Therapeutics, Inc. (the “Company”) entered into a Loan and Security Agreement (the “New Loan Agreement”) with Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (the “Lender”). Under the New Loan Agreement, the Lender will extend up to $52,500,000 in a term loan facility, consisting of a first tranche of $32,500,000 fully funded on the Effective Date (the “Term A Loan Advance”) and a second tranche of $20,000,000 to be available to the Company at the Lender’s sole discretion on or prior to June 30, 2026.

The proceeds of the Term A Loan Advance funded on the Effective Date under the New Loan Agreement were used to refinance all outstanding obligations under the Company’s Existing Loan Agreement (as defined in Item 1.02 below) and with the remainder to be used for general corporate purposes.

The term loans will mature on September 1, 2029, and will be subject to monthly interest only payments until September 30, 2027, so long as the Company achieves certain financial and clinical milestones, following which the term loans will amortize in equal monthly installments until maturity. If the Company does not achieve such financial and clinical milestones by June 30, 2026, the maturity date will be September 1, 2028, and the interest-only period will end on September 30, 2026, following which the term loans will amortize in equal monthly installments until maturity.

The term loans will accrue interest at a per annum rate equal to the greater of (i) 7.00% and (ii) the prime rate (as last quoted in The Wall Street Journal), minus 0.75%; provided that such interest rate shall not exceed 9.75% per annum. The Company will be liable for a final payment that is due on the earliest to occur of (a) the maturity date, (b) the repayment of the term loans in full, and (c) the date upon which the term loans are accelerated by the Lender, in an amount equal to the aggregate original principal amount of the term loans extended by the Lender to the Company, multiplied by 5.0%. In addition, the Company will be liable for a prepayment fee equal to (x) 3.0% of the principal amount of term loans prepaid during the first year of the term, (y) 2.0% of the principal amount of term loans prepaid during the second year of the term, and (z) 1.0% of the principal amount of term loans prepaid thereafter. The term loans will automatically accelerate upon the occurrence of a bankruptcy or insolvency event involving the Company or its subsidiaries.

The New Loan Agreement contains customary representations and warranties, events of default and affirmative and negative covenants, including covenants that limit or restrict the Company’s and its subsidiaries’ ability to, among other things, dispose of assets, make changes to its business, management, ownership or business locations, merge or consolidate, incur additional indebtedness, grant liens on its assets, pay dividends or other distributions, repurchase equity, make investments, and enter into certain transactions with affiliates, in each case subject to certain thresholds and exceptions. The New Loan Agreement does not require the Company to comply with a financial maintenance covenant. As collateral for its obligations under the New Loan Agreement, the Company granted the Lender a first-priority security interest on substantially all of the Company’s assets (other than intellectual property), subject to certain exceptions. The Company’s obligations under the New Loan Agreement will be guaranteed by each of the Company’s future direct or indirect subsidiaries, subject to certain exceptions.

The above description of the New Loan Agreement does not purport to be complete and is qualified by reference to the full text of the New Loan Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 1.02	Termination of Material Definitive Agreement.

On December 20, 2024, in conjunction with the entry into the New Loan Agreement described in Item 1.01 above, the Company repaid all outstanding obligations, totaling $17.2 million, and terminated its Loan and Security Agreement dated as of September 9, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Loan Agreement”), among the Company, as borrower, the lenders party thereto, K2 HealthVentures LLC, as administrative agent for the lenders, and Ankura Trust Company, LLC, as collateral agent for lenders. As a result of the termination, all credit commitments thereunder have been terminated and all security interests and guarantees executed in connection with the Existing Loan Agreement were released. The Company paid an exit fee and prepayment premium in an aggregate amount of $2.1 million.

The description of the terms of the Existing Loan Agreement, as applicable, is included in the Company’s Current Report on Form 8-K filed on September 12, 2022 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is hereby incorporated by reference in this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On December 23, 2024, the Company issued a press release announcing the closing of the New Loan Agreement. A copy of this press release is furnished as Exhibit 99.1 to this Report on Form 8-K. The information in Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Loan and Security Agreement, dated December 20, 2024, by and among TScan Therapeutics, Inc. and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company†

99.1	Press Release of TScan Therapeutics, Inc., dated December 23, 2024

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

†	Certain portions of this exhibit have been omitted because they are not material and would likely cause competitive harm to the registrant if disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TScan Therapeutics, Inc.

Date: December 23, 2024	By:	/s/ Jason A. Amello
	Name:	Jason A. Amello
	Title:	Chief Financial Officer